October 4, 2006

Mr. Terry C. Turner CEO
Golden Eagle International Inc.
T_c_turner@comcast.net

Mr. Turner

I am resigning my position as Director of Golden Eagle International Inc. in exchange for your releasing me from the lawsuit filed in Federal Court Case No. 2:06-CV-738 TC.

In addition I have received releases from several other stockholders of Golden Eagle International Inc. that have threaten me with future lawsuits.

My continued presence on the Board cannot be productive.

William A. Jacobs
spellc@aol.com